Exhibit 24(b)(9)(b)

                      MUTUAL FUNDS SERVICE AGREEMENT


AGREEMENT made as of _______________, 1998 by and between IMPACT
ADMINISTRATIVE SERVICES, INC. ("IASI"), a Florida corporation, and ALBERT JOHN & COMPANY, INC. ("AJCI"), a Pennsylvania corporation.


                                WITNESSETH:

WHEREAS, Impact Management Investment Trust ("IMIT") is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and currently offers for sale to investors its shares in Impact Management Growth Portfolio (the
"Portfolio");

WHEREAS, IASI is responsible for the provision of certain administration, fund accounting, dividend disbursing and transfer agent services with respect to IMIT and the Portfolio pursuant to an Agreement between IASI and IMIT dated ____________, 1998 (the "Administration Agreement"); and

WHEREAS, IASI wishes to retain AJCI to provide certain administration, fund accounting, dividend disbursing and transfer agent services with respect to IMIT and the Portfolio, and AJCI is willing to furnish such services;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:


1. APPOINTMENT. IASI hereby appoints AJCI to provide certain fund administration, fund accounting, dividend disbursing and transfer agent services for the Portfolio, subject to the supervision of IASI and the Board of Trustees of IMIT (the "Board"), for the period and on the terms set forth in this Agreement. AJCI accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 5 of and Schedule A, to this Agreement.


2.  REPRESENTATIONS AND WARRANTIES.

(a) AJCI represents and warrants to IASI that:

(i) AJCI is a corporation existing under the laws of the Commonwealth of Pennsylvania;

(ii) AJCI is duly qualified to carry on its business in the State of Colorado;

(iii) AJCI is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

(iv) all requisite corporate proceedings have been taken to authorize AJCI to enter into and perform this Agreement;

(v) AJCI has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

(vi) AJCI is registered as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934;

(vii) no legal or administrative proceedings have been instituted or threatened which would impair AJCI's ability to perform its duties and obligations under this Agreement; and

(viii) AJCI's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of AJCI or any law or regulation applicable to AJCI;

(b) IASI represents and warrants to AJCI that:

(i) IASI is a corporation existing under title laws of the State of Florida;

(ii) IASI is duly qualified to carry on its business in the Commonwealth of Pennsylvania;

(iii) IASI is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

(iv) all requisite corporate proceedings have been taken to authorize IASI to enter into and perform this Agreement;

(v) IASI has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

(vi) no legal or administrative proceedings have been instituted or threatened which would impair IASI's ability to perform its duties and obligations under this Agreement; and

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(vii) IASI's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of IASI or any law or regulation applicable to IASI;

(c) IASI represents and warrants to AJCI with respect to IMIT that:

(i) IMIT is a Massachusetts business trust, duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;

(ii) IMIT is an investment company properly registered under the 1940 Act;
and

(iii) a registration statement for IMIT under the Securities Act of 1933, as amended ("1933 Act") and the 1940 Act on Form N-lA has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement.


3. DELIVERY OF DOCUMENTS. IASI will promptly furnish to AJCI such copies, properly certified or authenticated, of contracts, documents and other related information that AJCI may reasonably request or require to properly discharge its duties. Such documents may include but are not limited to the following:

(a) Resolutions of IMIT's Board authorizing the appointment of IASI to provide certain administration, fund accounting, dividend distribution and transfer agency services to IMIT and approving this Agreement;

(b) IASI's and IMIT's Articles of Incorporation and Declaration of Trust, respectively;

(c) IASI's and IMIT's By-Laws;

(d) Authorization by IMIT contained in the Administrative Services Agreement allowing IASI to make representations to AJCI on its behalf;

(e) IMIT's Notification of Registration on Form N-8A under the 1940 Act, as filed with the Securities and Exchange Commission ("SEC");

(f) IMIT's registration statement including exhibits, as amended, on Form N-lA (the "Registration Statement") under the 1933 Act and the 1940 Act, as filed with the SEC;

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(g) Copies of the Investment Advisory Agreement between IMIT and its investment adviser (the "Advisory Agreements");

(h) Opinions of counsel and auditors' reports;

(i) IMIT's Prospectus and Statement of Additional Information relating to the Portfolio and all amendments and Supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectus"); and

(j) Such other agreements as IMIT may enter into from time to time which may be relevant to the performance of AJCI's duties and obligations under the terms of this Agreement, including securities lending agreements, futures and commodities account agreements, brokerage agreements, and options agreements.


4. 			SERVICES PROVIDED

(a) AJCI will provide the following services subject to the control, direction and supervision of IASI and IMIT's Board and in compliance with the objectives, policies and limitations set forth in IMIT's Registration Statement, Declaration of Trust and By-Laws; applicable laws and regulations; and all resolutions and policies implemented by the Board:

     (i)    Administration

     (ii)   Fund Accounting

     (iii)  Transfer Agency

     (iv)   Dividend Disbursement

A description of each of the above services is contained in schedules B, C, and D respectively, to this Agreement.

(b)  AJCI will also:

(i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of AJCI or a corporate affiliate of AJCI );

(ii) provide the services of individuals to serve as officers of IMIT who will be designated by AJCI with the approval of IASI, and elected by the Board;

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(iii) provide or otherwise obtain personnel sufficient for provision of the services contemplated herein;

(iv) furnish equipment and other materials, which AJCI believes are necessary or desirable for provision of the services contemplated herein; and

(v) keep records relating to the services provided hereunder in such form and manner as set forth in Schedules B, C and D in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, AJCI agrees that all such records prepared or maintained by AJCI relating to the services provided hereunder are the property of IASI and IMIT and will be preserved for the periods prescribed under Rule 3la-2 under the 1940 Act, maintained at IASI's and/or IMIT's expense, and made available in accordance with such Section and rules. AJCI further agrees to surrender promptly to IASI or IMIT upon its request and cease to retain in its records and files those records and documents created and maintained by AJCI pursuant to this Agreement, unless otherwise required by law.


5.  FEES; EXPENSES; EXPENSE REIMBURSEMENT.

(a) As compensation for the services rendered to IMIT and IASI pursuant to this Agreement, IASI shall pay AJCI monthly fees determined as set forth in Schedule A to this Agreement. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. Upon any termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

(b) AJCI may, in its sole discretion, from time to time employ or associate with such person or persons as may be appropriate to assist AJCI in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both AJCI and IMIT. IASI agrees to reimburse AJCI for the compensation of such person or persons.

(c) IASI may request additional services, additional processing, or special reports on behalf of IMIT or itself. IASI shall submit such requests in writing together with such specifications and requirements as may be reasonably required by AJCI. If AJCI elects to provide such services or arrange for their provision, it shall be entitled to reasonable additional fees and expenses at its customary rates and charges, or such other fees, if any, mutually agreed to by AJCI and IASI.

(d) AJCI will bear all of its own expenses in connection with the performance of the services under this Agreement except as otherwise expressly provided herein. IASI agrees to promptly reimburse AJCI for any equipment and supplies specially ordered by or for IASI or IMIT through AJCI and for any other expenses not contemplated by this Agreement that AJCI may

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incur on IMIT's and/or IASI's behalf at IMIT's and/or IASI's request or as consented to by IMIT and/or IASI, provided that AJCI will notify IMIT and/or IASI of the approximate amount of such expenses prior to incurring them. Such other expenses to be incurred in the operation of IMIT and to be borne by IMIT and/or IASI, include, but are not limited to interest; brokerage fees and commissions; and advisory fees. In addition, AJCI may utilize one or more independent pricing services, approved from time to time by IMIT's board, to obtain securities prices and to act as backup to the primary pricing services, in connection with determining the net asset values of IMIT, and IASI will reimburse AJCI for IMIT's share of the cost of such services based upon the actual usage, or a pro-rata estimate of the use, of the services for the benefit of IMIT.

(e) All fees, out-of-pocket expenses, or additional charges of AJCI shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice.


6. PROPRIETARY AND CONFIDENTIAL INFORMATION. AJCI agrees on behalf of itself and its employees to treat confidentially and as proprietary information of IMIT, all records and other information relative to IMIT's prior, present or potential shareholders, and to not use such records and information for any purpose other than performance of AJCI's responsibilities and duties hereunder. AJCI may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to IMIT and IASI and obtaining approval in writing from IMIT and IASI, which approval shall not be unreasonably withheld and may not be withheld where AJCI may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities. Waivers of confidentiality are automatically effective without further action by AJCI with respect to Internal Revenue Service levies, subpoenas and similar actions, or with respect to any request by IMIT or IASI.


7.  DUTIES, RESPONSIBILITIES, AND LIMITATION OF LIABILITY.

(a) In the performance of its duties hereunder, AJCI shall be obligated to act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, IASI represents and warrants that AJCI shall be entitled to rely on any oral or written instructions, notices or other communications, including electronic transmissions, from IASI and IMIT and its custodians, officers and directors, investors, agents, legal counsel and other service providers which AJCI reasonably believes to be genuine, valid and authorized, and that AJCI shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel retained by IASI and/or IMIT, as necessary or appropriate.

(b) AJCI shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by IMIT or IASI, in connection with the matters to which this Agreement relates, except for a loss or expense caused by or resulting from misfeasance, bad faith or negligence on AJCI's part in the performance of its duties or from disregard by AJCI of its obligations

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and duties under this Agreement.  Any person, even though also an officer, director, partner, employee or agent of AJCI, who may be or become an officer, director, partner, employee or agent of IMIT, shall be deemed when rendering services to IMIT or acting on any business of IMIT (other than services or business in connection with AJCI's duties hereunder) to be rendering such services to or acting solely for IMIT and not as an officer, director, partner, employee or agent or person under the control or direction of AJCI even though paid by AJCI.

(c) Subject to Paragraph 7 (b) above, AJCI shall not be responsible for, and IASI shall indemnify and hold AJCI harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to:

(i) the reliance on or use by AJCI or its officers or agents of information, records, or documents which are received by AJCI or its officers or agents and furnished to it or them by or on behalf of IASI and/or IMIT, and which have been prepared or maintained by IASI and/or IMIT or any third party on behalf of IASI and/or IMIT;

(ii) IASI's refusal or failure to comply with the terms of this Agreement or IASI's lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;

(iii) the breach of any representation or warranty of IASI hereunder;

(iv) the reliance on or the carrying out by AJCI or its officers or agents of any proper instructions reasonably believed to be duly authorized, or requests of IMIT or IASI, or recognition) by AJCI of any share certificates which are reasonably believed to bear the proper signatures of the officers of IMIT and the proper countersignature of any transfer agent or registrar of IMIT;

(v) any delays, inaccuracies, errors in or omissions from data provided to AJCI by data and pricing services;

(vi) the offer or sale of shares by IMIT in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by IMIT or its other service providers and agents, or (2) existing or arising out of activities, actions or omissions by or on behalf of IMIT prior to the effective date of this Agreement; and

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(vii) the actions taken by IASI, IMIT or its investment advisers, and its distributor in compliance with applicable securities, tax, commodities and other laws, rules and regulations, or the failure to so comply.


8. TERM. This Agreement shall become effective on the date first hereinabove written and shall continue for an initial term of one year, unless sooner terminated, as provided herein. Thereafter, unless so terminated, this Agreement shall continue in effect from year to year provided such continuance is specifically approved by IASI. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. This Agreement may be terminated by either party on 90 days' prior written notice; subject to renegotiation after the initial term. Upon termination of this Agreement, IASI shall pay to AJCI such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of services ceases, whichever is later.


9. NOTICES. Any notice required or permitted hereunder shall be in writing to the parties at the following address (or such other address as a party may specify by notice to the other):

          If to IASI:

                   IMPACT Administrative Services, Inc.
                   1875 Ski Time Square Drive
                   Suite One
                   Steamboat Springs, CO  80487
                   Attn:  Charles R. Clark, President

          If to AJCI:

                   ALBERT JOHN & COMPANY, INC.
                   616 W. Fifth Avenue
                   Suite 204
                   McKeesport, PA  15132
                   Attn:  A.J. Elko, President

Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first.


10. ASSIGNABILITY. This Agreement shall not be assigned by either of the parties hereto without the prior consent in writing of the other party.

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11. WAIVER.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.


12. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.


13. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.


14. GOVERNING LAW. This Agreement shall be governed by the substantive laws of the State of Colorado, including the determination of when an "assignment" has occurred.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.


                                   IMPACT ADMINISTRATIVE SERVICES, INC.

Attest: /s/____________________    By: /s/________________________________

Name:__________________________    Name:__________________________________

                                   Title: President


                                   ALBERT JOHN & COMPANY, INC.

Attest: /s/____________________    By: /s/________________________________

Name:__________________________    Name:__________________________________

                                   Title: President


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                                  SCHEDULE A
                               FEES AND EXPENSES


IASI will pay AJCI fees based on the following fee structure and will reimburse AJCI for the following expenses for performing the duties of transfer agent, dividend disbursing agent and administrator:


Fee Structure

The fees paid to AJCI will be based on the number of shareholder accounts within IMIT. The fee structure is as follows:

                                          Annual Fee
                  Accounts                Per Account

                  0001 - 4,000              $13.00
                  4,001 - 10,000              6.00
                  10,001 - 40,000             3.00
                  40,001 - unlimited          1.00

The fees will be paid monthly based on the number of days the shareholder account existed during the month. For example, a new shareholder account established on the 15th day of March 1998 will result in a fee paid for this account to AJCI in the amount of $0.61 ($13.00 / 365 days x 17 days)
(Assuming that total shareholder accounts is less than 4000 at the time the new account was established).


Expenses

AJCI will be reimbursed for IASI for all administrative, operational and capital expenditures related to the performance of the duties of transfer agent, dividend disbursing agent and administrator. Any expense incurred by AJCI will need prior approval from IASI.

AJCI will also require three percent of the Net Profit after-taxes of IASI each year to provide an incentive for AJCI to control the costs of the reimbursable expenses.

                                    A-1
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                                 SCHEDULE B
            GENERAL DESCRIPTION OF FUND ADMINISTRATION SERVICES


I.  FINANCIAL AND TAX REPORTING

A. Prepare agreed upon management reports and Board of Trustees materials such as unaudited financial statements and distribution summaries.

B. Report Portfolio performance to outside services as directed by Portfolio management or IASI.

C. Calculate dividend and capital gain distributions in accordance with distribution policies detailed in Portfolio's prospectus. Assist IASI in making final determinations of distribution amounts.

D. Estimate and recommend year-end dividend and capital gain distributions necessary to establish the Portfolio's status as a regulated investment company ("RIC") under Section 4982 of the Internal Revenue Code of 1986, as amended (the "Code") regarding minimum distribution requirements.

E. Work with IMIT's public accountants or other professionals, prepare and file IMIT's Federal tax return on Form 1120-RIC along with all state and local tax returns where applicable. Prepare and file Federal Excise Tax
Return (Form 8613).

F.  Prepare and file IMIT's Form N-SAR with the SEC.

G. Prepare and coordinate printing of IMIT's Semi-annual and Annual Reports to Shareholders.

H. Notify shareholders as to what portion, if any, of the distributions made by Portfolio during the prior fiscal year were exempt interest dividends under Section 852 (b)(5)(A)of the Code.

I.  Prepare and file California State Expense Limitation Report, if applicable.

J. Assist IASI in providing financial information for Portfolio proxies and prospectus (Expense Table).


II.  PORTFOLIO COMPLIANCE

A. Assist with monitoring the Portfolio's compliance with investment restrictions (e.g., issuer or industry diversification, etc.) listed in the current prospectus and statement of additional information, although primary responsibility for such compliance shall remain with IMIT's investment adviser.

                                   B-1
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B.  Assist with monitoring the Portfolio's compliance with the requirements of Section 851 of the code for qualification as a RIC (e.g., 90% Income
Diversification Tests) although primary responsibility for such compliance shall remain with IMIT's investment adviser.

C. Assist with monitoring investment adviser's compliance with Board directives such as "Approved Issuers Listings for Repurchase Agreements",
Rule 17e, and Rule 12d-3 procedures, although primary responsibility for such compliance shall remain with IMIT's investment adviser.

D.  Assist in preparing and updating compliance manuals and procedures.


III.  REGULATORY AFFAIRS AND CORPORATE GOVERNANCE

A. Assist in preparing and filing post-effective amendments to IMIT's registration statement on Form N-lA and supplements as needed.

B. Assist in preparing and filing proxy materials and administer shareholder meetings.

C. Assist in preparing and filing all state qualifications of IMIT's securities including annual renewals, qualifying new Portfolios, preparing and filing sales reports, filing copies of the registration statement and final prospectus and statement of additional information, and increasing registered amounts of securities in individual states.

D.  Prepare Board materials for all Board meetings.

E. Assist with the review and monitoring of fidelity bond and errors and omissions insurance coverage and make any related regulatory filings.

F. Assist in preparing and updating documents such as charter document, By-laws, foreign qualification filings.

G.  Prepare and file Rule 24f-2 Notice.

H. Assist in identifying and monitoring pertinent regulatory and legislative developments which may affect IMIT and, in response to the results of such monitoring, coordinate and provide support to IASI, IMIT and IMIT's investment adviser with respect to those developments and results, including support with respect to routine regulatory examinations or investigations of IMIT, and with respect to such matters, to work in conjunction with outside counsel, auditors and other professional organizations engaged by IMIT.

I.  File copies of financial reports to shareholders with the SEC under Rule
30b2-1.

                                   B-2
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J.  Liaison with IMIT's distributor and outside counsel.


IV.  GENERAL ADMINISTRATION

A.  Furnish officers of IMIT, subject to reasonable IASI and Board approval.

B. Prepare Portfolio expense projections, establish accruals and review on a periodic basis, including expenses based on a percentage of average daily net assets (advisory fees) and expenses based on actual charges annualized and accrued daily (administration, audit fees, registration fees, etc.).

C. For new Portfolios, obtain Employer or Taxpayer Identification Number and CUSIP numbers. Estimate organizational costs and expenses and monitor against actual disbursements.

D. Assist in coordinating all communications and data collection with regard to any regulatory examinations and yearly audits by independent accountants.

                                    B-3
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                                 SCHEDULE C
              GENERAL DESCRIPTION OF FUND ACCOUNTING SERVICES


I.  GENERAL DESCRIPTION

AJCI shall provide the following accounting services to IMIT:

A. Maintenance of the books and records and accounting controls for Portfolio's assets, including records of all securities transactions;

B. Calculation of the Portfolio's Net Asset Value in accordance with the prospectus and once the Portfolio meets eligibility requirements, transmission to NASDAQ and to such other entities as directed by IMIT and/or
IASI;

C. Accounting for dividends and interest received and distributions made by the Portfolio;

D. Production of transaction data, financial reports and such other periodic and special reports as IASI and/or the Board may reasonably request;

E.  Liaison with IMIT's independent auditors.

F. Assist in the preparation of financial statements for the semi-annual and annual reports and other shareholder communications.

G. Assist in monitoring and administration of arrangements with the Portfolio's custodian and depository banks.


II.  FUND ACCOUNTING DAILY REPORTS

A.  General Ledger Reports
  1.  Trial Balance Report
  2.  General Ledger Activity Report

B.  Portfolio Reports
  1.  Portfolio Report
  2.  Cost Lot Report
  3.  Purchase Journal
  4.  Sell/Maturity Journal
  5.  Amortization/Accretion Report

                                   C-1

C.  Pricing Reports
  1.  Pricing Report
  2.  Pricing Report by Market Value
  3.  Pricing Variance by % Change
  4.  NAV Report
  5.  NAV Proof Report


D.  Accounts Receivable/Payable Reports
  1.  Accounts Receivable for Investments Report
  2.  Accounts Payable for Investments Report
  3.  Interest Accrual Report
  4.  Dividend Accrual Report

E.  Other Reports
  1.  Dividend Computation Report
  2.  Cash Availability Report
  3.  Settlement Journal


III.  MONTHLY FUND ACCOUNTING REPORTS

1.  Cost Proof Report
2.  Transaction History Report
3.  Realized Gain/Loss Report
4.  Interest Record  Report
5.  Dividend Record  Report
6.  Broker Commission Totals
7.  Broker Principal Trades
8.  Shareholder Activity Report
9.  Fund Performance Report

                              SCHEDULE D
              GENERAL DESCRIPTION OF TRANSFER AGENCY SERVICES


The following is a general description of the transfer agency services AJCI shall provide to IMIT:

A. SHAREHOLDER RECORD KEEPING. Maintain records showing for each Portfolio shareholder the following: (i) name, address, appropriate tax certification and tax identification number; (ii) number of shares of Portfolio owned or held of record; (iii) historical information including, but not limited to, dividends paid and date and price of all transactions, including individual purchases and redemptions, with appropriate supporting documents; and (iv) any dividend reinvestment order, application, dividend to a specific address and correspondence relating to the current maintenance of the account.

B. SHAREHOLDER ISSUANCE. Record the issuance of shares of beneficial interest of the Portfolio and notify IMIT in case any proposed issue of shares by IMIT shall result in an overissue as identified by
Section 8-104(2) of the Uniform Commercial Code and in case any issue would result in such an over-issue, shall refuse to countersign and issue, and/or credit, said shares. Except as specifically agreed in writing between AJCI and IMIT, AJCI shall have no obligation when countersigning and issuing and/ or crediting shares to take cognizance of any other laws relating to the issue and sale of such shares except insofar as policies and procedures of the Stock Transfer Association recognize such laws.

C. PURCHASE ORDERS. Process all orders for the purchase of shares of the Portfolio in accordance with the Portfolio's current prospectus, including electronic transmissions, which the Portfolio acknowledges it has authorized. Upon receipt of any check or other payment for purchase of shares of the Portfolio from an investor, AJCI will (i) stamp the order or other documentation with the date and time of receipt, (ii) forthwith process the same for collection, (iii) determine the amounts thereof due the Portfolio, and notify IMIT of such determination and deposit, such notification to be given on a daily basis of the total amounts determined and deposited to the Portfolio's custodian bank account during such day. AJCI shall then credit the share account of the investor with the number of Portfolio shares to be purchased according to the price of Portfolio's shares in effect for purchases made on the date such payment is received by AJCI, as set forth in the Portfolio's current prospectus and shall promptly mail a confirmation of said purchase to the investor, all subject to any instructions which IMIT may give to AJCI with respect to the timing or manner of acceptance of orders for shares relating to payments so received by it. Any purchase order received by AJCI, which is deemed not in good order by AJCI, will be rejected immediately.

D.  REDEMPTION ORDERS.   Receive and stamp with the date and time of receipt
all requests for redemptions or repurchase of shares, and process redemptions and repurchase requests as follows: (i) if such redemption request complies with the applicable standards approved by IMIT, AJCI shall on each business day notify the Portfolio of the total number of shares presented and covered by such requests received by AJCI on such day;

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(ii) on or prior to the seventh calendar day succeeding any such requests received by AJCI, AJCI shall notify the Custodian, subject to instructions from IMIT, to transfer monies to such account as designated by AJCI for such payment to the redeeming shareholder of the applicable redemption or repurchase price; and (iii) if any such request for redemption or repurchase does not comply with applicable standards, AJCI shall promptly notify the investor of such fact, together with the reason therefor, and shall effect such redemption at the Portfolio's price next determined after receipt of documents complying with said standards or, at such other time as IMIT shall so direct.

E. TELEPHONE ORDERS. Process redemptions, exchanges and transfers of Portfolio shares upon telephone instructions from qualified shareholders in accordance with the procedures set forth in Portfolio's current prospectus. AJCI shall be permitted to redeem, exchange and/or transfer Portfolio shares from any account for which such services have been authorized, including electronic transmissions.

F. SHAREHOLDER COMMUNICATIONS. Address and mail all communications by Portfolio to its shareholders promptly following the delivery by Portfolio of the material to be mailed.

G. PROXY MATERIALS. Prepare shareholder lists, mail and certify as to the mailing of proxy materials, receive the tabulated proxy cards, render periodic reports to Portfolio on the progress of such tabulation, and provide Portfolio with inspectors of election at any meeting of shareholders.

H. RETURNED CHECKS. In the event that any check or other order for the payment of money is returned unpaid for any reason, AJCI will take such steps, including redepositing the check for collection, returning the check to the investor, or redeeming appropriate shares as AJCI may, at its discretion, deem appropriate and notify Portfolio of such action, or as IMIT may instruct. However, IMIT remains ultimately liable for any returned checks of its shareholders.

I. SHAREHOLDER CORRESPONDENCE. Acknowledge all correspondence from shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon.

J. TAX REPORTING. AJCI shall issue appropriate shareholder tax forms on an annual basis.

K. ESCHEATMENT. All Fund assets shall be subject to the Escheatment laws of the Commonwealth of Pennsylvania, including those which relate to reciprocal agreements with other states.

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L.  DIVIDEND DISBURSING.  AJCI will serve as the Portfolio's dividend disbursing agent. AJCI will prepare and mail checks, place wire transfers and credit income and capital gain payments to shareholder. IASI and/or IMIT will advise AJCI of the declaration of any dividend or distribution and the record and payable date thereof at least five (5) days prior to the record date. AJCI will, on or before the payment date of any such dividend or distribution, notify IMIT, Custodian of the estimated amount required to pay any portion of such dividend or distribution payable in cash, and on or before the payment date of such distribution, IMIT will instruct its Custodian to make available to AJCI sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional shares by virtue of any such distribution or dividend, appropriate credits will be made to each shareholder's account.

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